As filed with the Securities and Exchange Commission on January 22, 2010
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DISCOVERY LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware		94-3171943
(State or Other Jurisdiction of Incorporation)		(I.R.S. Employer Identification Number)
2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976-3622
(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Discovery Laboratories, Inc. 401(k) Plan
(Full title of the plan)

David L. Lopez, C.P.A., Esq.
Executive Vice President, General Counsel
Discovery Laboratories, Inc.
2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(215) 488-9300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Ira L. Kotel, Esq.
Sonnenschein Nath & Rosenthal LLP
Two World Financial Center
New York, New York 10281
(212) 768-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.001 par value	160,000	$0.80	$128,000	$9.13

(1)
Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, the registration statement shall be deemed to cover any additional shares of common stock, par value $0.001 per share, that become issuable under the 401(k) Plan by reason of any stock splits, stock dividends or similar transactions.  In addition, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Discovery Laboratories Inc. 401(k) Plan.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) promulgated under the Securities Act of 1933, as amended, by taking the average of the high and low sales price per share of the common stock on The Nasdaq Global Market on January 19, 2010.

REGISTRATION OF ADDITIONAL SECURITIES

This registration statement is being filed pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register an additional 160,000 shares of our common stock, par value $0.001 per share, that may be issued pursuant to the 401(k) Plan (the “Plan”) of Discovery Laboratories, Inc. (the “Company”) plus an indeterminate amount of interests in the Plan.  The Company previously registered shares of its common stock for issuance under the Plan on registration statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on November 12, 2003 (File No. 333-110412), September 28, 2006 (File No. 333-137643) and December 23, 2008 (File No. 333-156443).  Pursuant to General Instruction E to Form S-8, the contents of such registration statements, including all exhibits thereto as applicable, are incorporated herein by reference.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act, and the introductory note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this registration statement, and information that we file later with the SEC will automatically update and supersede this information.  We incorporate by reference the documents filed with SEC listed below:

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed on March 13, 2009, and Amendment No. 1 thereto, filed on April 30, 2009;

2.	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009, filed on May 11, 2009, August 10, 2009 and November 9, 2009, respectively;

3.
Our Current Reports on Form 8-K filed with the SEC on March 13, 2009 (excluding the matters in Item 2.02 and Exhibit 99.1 therein, which are not incorporated by reference herein), April 24, 2009, April 29, 2009 (excluding the matters in Item 2.02 and Exhibit 99.1 therein, which are not incorporated by reference herein), May 8, 2009, May 12, 2009, May 15, 2009, July 2, 2009, August 3, 2009 (excluding the matters in Item 2.02 and Exhibit 99.1 therein, which are not incorporated by reference herein), August 19, 2009, September 4, 2009, September 11, 2009, September 30, 2009, November 4, 2009 (excluding the matters in Item 2.02 and Exhibit 99.1 therein, which are not incorporated by reference herein), November 18, 2009, December 4, 2009, and December 12, 2009; and

4.	The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on July 13, 1995.

Furthermore, all reports and other documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the date of filing of such reports and documents.  Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Article Eighth of our Amended and Restated Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law.  Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for (i) any breach of their duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the General Corporation Law of the State of Delaware or (iv) any transaction from which the director derives an improper personal benefit.

Our By-Laws provide that we shall indemnify our directors and officers, the directors and officers of any of our subsidiaries and any other individuals acting as directors or officers of any other corporation at our request, to the fullest extent permitted by law.

We have entered into indemnification agreements with certain of our executive officers containing provisions that may require us, among other things, to indemnify them against liabilities that may arise by reason of their status or service as officers other than liabilities arising from willful misconduct of a culpable nature and to advance certain expenses incurred as a result of any proceeding against them as to which they could be indemnified.  We have obtained limited directors’ and officers’ liability insurance.

These provisions in our Amended and Restated Certificate of Incorporation and our By-Laws do not eliminate the officers’ and directors’ fiduciary duty, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law.  In addition, each officer and director will continue to be subject to liability for breach of their duty of loyalty to us for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the officer or director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law.  The provisions also do not affect an officer’s or director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Item 7.  Exemptions from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description	Method of Filing

3.1	Amended and Restated Certificate of Incorporation of Discovery Laboratories, Inc.	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on 12/9/09

4.1	Form of Discovery Laboratories Inc. 401(k) Plan.	Filed herewith.

5.1	Opinion of Sonnenschein Nath & Rosenthal LLP, legal counsel.*	Filed herewith.

23.1	Consent of Sonnenschein Nath & Rosenthal LLP (included in its opinion filed as Exhibit 5.1 to this registration statement).	Filed herewith.

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.	Filed herewith.

24.1	Powers of Attorney (included in signature page to this registration statement).	Filed herewith.

* In accordance with Item 8 of Form S-8, and in lieu of the opinion of counsel or determination contemplated by Item 601(b)(5) of Regulation S-K, the Company hereby undertakes that it will submit the Plan and all amendments thereto to the Internal Revenue Service (“IRS”) in a timely manner, and that it will make all changes required by the IRS in order to qualify the Plan.

Item 9.  Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)           to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2)           that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)           to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warrington, Commonwealth of Pennsylvania on this 22nd day of January, 2010.

DISCOVERY LABORATORIES, INC.
(Registrant)

By:	/s/ W. Thomas Amick
W. Thomas Amick
interim Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Discovery Laboratories, Inc., and each of us, do hereby constitute and appoint each of W. Thomas Amick, and David L. Lopez, CPA., Esq., or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things in our name, place and stead, in any and all capacities, in connection with this registration statement on Form S-8 under the Securities, or any registration statement for the same offering that is to be effective upon filing under the Securities Act, including, without limitation, to sign for us or any of us in our names in the capacities indicated below any and all amendments or supplements to this registration statement, including any and all stickers and post-effective amendments to the registration statement, and to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Name & Title	Date

/s/ W. Thomas Amick	W. Thomas Amick Chairman of the Board of Directors and interim Chief Executive Officer	January 22, 2010

/s/ John G. Cooper	John G. Cooper Executive Vice President and Chief Financial Officer (Principal Accounting Officer)	January 22, 2010

/s/ Herbert McDade	Herbert McDade, Jr. Director	January 22, 2010

/s/ Max Link	Max Link, Ph.D. Director	January 22, 2010

/s/ Antonio Esteve	Antonio Esteve, Ph.D. Director	January 22, 2010

/s/ Marvin E. Rosenthale	Marvin E. Rosenthale, Ph.D. Director	January 22, 2010